                      FIRM STORAGE SERVICE AGREEMENT

    THIS AGREEMENT, made and entered into as of this 30th day of June, 1997, by and between VIRGINIA GAS PIPELINE COMPANY, a Virginia corporation, hereinafter referred to as "VGPC," and ALCOA, a Pennsylvania corporation, hereinafter referred to as "ALCOA."

                                   WITNESSETH

    WHEREAS, VGPC has undertaken to provide a firm storage service under the Utility Facilities Act of Virginia, in accordance with its Gas Tariff filed with the State Corporation Commission of Virginia ("SCC"), and under part 284 of the Regulations of the Federal Energy Regulatory Commission ("FERC"); and

    WHEREAS, ALCOA has requested storage service on a firm basis pursuant to Rate Schedule FSS in compliance with Section 3 of VGPC's SCC Gas Tariff; and

    WHEREAS, ALCOA agrees to arrange for transportation of quantities of gas in order to deliver and receive gas to and from storage.

    NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                               QUANTITY OF SERVICE

    1.1 Subject to the terms and provisions of this Agreement and the SCC Gas Tariff applicable thereto, ALCOA has the right to maintain an aggregate storage quantity of up to 17,400 dth ("Maximum Storage Quantity," or "MSQ"). VGPC's obligation to accept gas at the Delivery Points specified on Exhibit A hereto for injection into storage on any day is limited to the Maximum Daily Injection Quantity ("MDIQ") specified on Exhibit A hereto. VGPC, at its sole discretion, may allow injections at rates above the MDIQ on a best efforts, interruptible basis if such injections can be made without adverse effect upon injections of other Customers or to VGPC's operations.

    1.2 VGPC shall redeliver a thermally equivalent quantity of gas to ALCOA at the Delivery Points described on Exhibit A hereto. VGPC's obligation to withdraw gas from storage on any day is limited to the available Maximum Daily Withdrawal Quantity ("MDWQ") specified on Exhibit A hereto. VGPC, at its sole discretion, may allow withdrawals at rates higher than the MDWQ on a best efforts, interruptible basis if such withdrawals can be made without adverse effect upon withdrawals of other Customers or to VGPC's operations and such gas is available from ALCOA's Storage Gas Balance. ALCOA may withdraw during any day at any quantity up to the MDWQ.


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                                    ARTICLE II

                               CONDITIONS OF SERVICE

    2.1 ALCOA shall pay VGPC $0.05 per each dth injected and $0.05 per each dth withdrawn.

    2.2 Subject to the provisions of Section 2.4, ALCOA will pay VGPC an annual storage charge ("Annual Storage Charge") which shall be the product of $5.64 multiplied by the Maximum Storage Quantity, which fee shall be payable in twelve (12) equal monthly installments, ("Monthly Storage Charge")

    2.3 VGPC shall reimburse ALCOA for any injected gas that cannot be withdrawn for delivery to ALCOA at ALCOA's cost of replacing such gas, including pipeline penalties associated with the replacement. Any gas not withdrawn at ALCOA's option during any day or year shall be carried over to the following day's or year's storage balance.

    2.4 VGPC shall pro-rate the Monthly Storage Charge for the billing month retroactively and prospectively to reflect any deficiencies in performance during the month.:

   Adjusted Annual
   Storage Charge = the lesser of (Actual MSQ/Contract MSQ x Monthly Storage
                    Charge or (Actual MDWQ/Contract MDWQ) x Monthly
                    Storage Charge or (Actual MDIQ/Contract MDIQ) x Monthly Storage Charge

ALCOA's election to use the storage service at levels below the MSQ and MDWQ shall not be considered deficiencies in performance.

    2.5 ALCOA shall insure that the gas delivered to VGPC at the Delivery Points for injection meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff. VGPC shall insure that gas delivered to ALCOA at the Delivery Points meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff.

    2.6 The measurement of quantities for billing purposes, in MMBtu, delivered to or received from VGPC shall be performed by East Tennessee Natural Gas Company.


                                    ARTICLE III

                                      NOTICES

    3.1 Notices hereunder shall be given to the respective party at the applicable address, telephone number or facsimile machine number stated below, or such other addresses, telephone numbers or facsimile numbers as the parties shall respectively hereafter designate in writing from time to time:



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For VGPC:

Virginia Gas Pipeline Company
PO Box 2407
200 East Main Street
Abingdon, Virginia 24210
Attention: Michael L. Edwards
Telephone Number: (540) 676-2380, extension 17
Facsimile Machine Number: (540) 676-2494

For ALCOA:

ALCOA                                     STRATEGIC ENERGY LIMITED
1656-E ALCOA Building                     Two Gateway Center
425 Sixth Avenue                          9th Floor
Pittsburgh, PA 15219                      Pittsburgh, PA 15222
Attention: Terry Lee                      Attention: David Boger
Telephone Number: (412) 553-3502          Telephone Number: (412) 394-6525
Facsimile Machine Number: (412) 553-3027  Facsimile Machine Number: (412) 394-6574


                                    ARTICLE IV

                               BILLING AND PAYMENT

    4.1 On or before the fifteenth (15th) day of each calendar month, VGPC shall submit to ALCOA an invoice for services performed during the preceding month.

    4.2 ALCOA shall pay the amounts invoiced by the twenty-fifth (25th) day of each month in which said invoice is received by ALCOA or within ten (10) days of ALCOA's receipt of VGPC's invoice.

    4.3 Should ALCOA fail to pay the entire amount of any invoice as herein provided when such amount is due, ALCOA shall pay a charge for late payment which shall be included by VGPC on the next regular monthly invoice rendered hereunder. Such charge for late payment shall accrue interest at an annual rate equivalent to the then current Chase Manhattan Bank prime interest rate plus two percent (2%), but not to exceed the maximum rate permitted by law. If such failure to pay continues for thirty (30) days after payment is due, VGPC, in addition to any other remedy it may have, may suspend further injections and/or withdrawals of gas for ALCOA's account until such amount is paid; provided, however, that if ALCOA, in good faith, disputes the amount of any such invoice or part thereof and pays to VGPC such amounts as ALCOA concedes to be correct, then ALCOA may withhold payment without risk of suspension to determine the final amounts due to VGPC conditioned upon the payment of any amounts ultimately found due upon such invoices within fifteen
(15) days after a final determination, which may be reached either by agreement or judgment of the courts, as the case may be, then

VGPC shall not be entitled to suspend further injections and/or withdrawals of gas unless and there is a subsequent default under the conditions of this agreement.

    4.4 In the event any overcharge or undercharge in any form whatsoever shall be found within twenty four (24) months from the date a billing discrepancy occurs, the appropriate party shall refund the amount of overcharge or pay the amount of undercharge within thirty (30) days after the final determination of the amount overcharged or undercharged has been made. Any overcharge or undercharge found after such twenty-four (24) months shall be deemed waived by both parties. Refunds of overcharges shall be paid with interest at the rate set forth in Section 4.3.

    4.5 Both parties hereto shall have the right, at any and all reasonable times, to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement.

    4.6 It is expressly understood that VGPC retains a landlord's lien against the personal property of ALCOA's stored hereunder for the recovery of any and all amounts which may become due and payable under this agreement provided that no such lien may be asserted absent an unexcused failure to make payments within 5 days after a notice of late payment has been given to ALCOA and absent good faith concerns about ALCOA's creditworthiness.


                                    ARTICLE V

                                      TERM

    5.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first written above and shall be in full force and effect for a primary term through April 1, 2002 (the "Termination Date") and shall continue and remain in force and effect for successive terms of one (1) year each hereafter unless and until canceled by either party giving 180 days written notice to the other party prior to the end of the primary term and any yearly extension thereof.

                                    ARTICLE VI

                                      OPTIONS

    6.1 On a best efforts basis, ALCOA shall have the option to increase its MSQ under the same terms, conditions and rates as described above. This option must be exercised no later than May 1 of the Contract Year.

    6.2 If the abovementioned option is exercised, all of the previously mentioned quantities shall be proportionally increased.

                                    ARTICLE VII

                                     INDEMNITY

    7.1 ALCOA shall be deemed to have the exclusive control and possession of the Gas until delivered to VGPC at the Delivery Points and after the Gas is redelivered to ALCOA at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof. VGPC shall be deemed to have the exclusive control and possession of the Gas after it has been delivered to VGPC at the Delivery Points, until such time as the Gas is redelivered to ALCOA at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof.

    7.2 The party in control of the Gas will defend, indemnify and hold the other harmless from and against any and all claims, causes of action or judgments (including attorney's fees and expenses) in any way arising with respect to the Gas while in that party's control, and the other shall not be liable for any part thereof.

                                    ARTICLE VIII

                                    FORCE MAJEURE

    8.1 Subject to the provisions of this Article VII, no party shall be liable to the other party for the failure to perform in conformity with this Agreement to the extent such failure results from an event of Force Majeure which is beyond the reasonable control of the party affected thereby, which wholly or partially prevents the supply, transportation, sale, delivery, injection, storage, withdrawal or redelivery of Gas.

    8.2 Events of Force Majeure shall include, by way of illustration, but not limitation those enumerated in Section 16.2, Original Sheets No. 56 and No. 57 of the Terms and Conditions of VGPC's SCC Gas Tariff.

    8.3 Immediately upon becoming aware of the occurrence of any event of Force Majeure, the party affected shall give notice thereof to the other party, describing such event and stating the specific obligations, the performance of which are, or are expected to be, delayed or prevented, and (either in the original or in supplemental notices) stating the estimated period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction of performance. Such notice of an event of Force Majeure is to be first given by telephone communication, and then shall be confirmed in writing within five
(5) days, giving particulars available to the reporting party, and being supplemented if necessary within twenty (20) days to give full particulars. Not withstanding any other provision in this Agreement, the parties mutually agree that should some cause or event, beyond the control of VGPC, make it reasonably appear to VGPC in its best engineering effort that a storage area is losing pressure and may no longer be viable for storage, it may immediately notify ALCOA (by fax, phone or other means) and ALCOA shall immediately start accepting the stored gas in order to drain the storage area and cut down on the potential loss to VGPC, or

VGPC may otherwise dispose of such gas and pay ALCOA for the fair market value thereof plus the value of any gas otherwise lost. Thereafter this Agreement shall be considered of no further force and effect unless VGPC can reasonably revitalize and stabilize such storage area to hold gas pressure in which event VGPC shall give the thirty (30) day notice as provided in Section
3.1 and the Agreement shall thereafter continue in full force and effect.

    8.4 The party relying upon an event of Force Majeure shall act prudently and use all reasonable efforts to eliminate the effects of Force Majeure as soon as reasonably practicable, provided that the settlement of strikes and lockouts shall be entirely within the discretion of the party affected.

    8.5 No suspension or reduction of performance by reason of an event of Force Majeure shall invalidate this Agreement, and upon removal of the Force Majeure, performance shall resume in this Agreement as soon as practicable.

                                    ARTICLE IX

                             OPERATIONAL FLOW ORDERS

    9.1 ALCOA may be subject to certain operational flow orders ("OFO's") issued by VGPC: (a) to alleviate conditions that threaten the integrity of VGPC's system; (b) to maintain pressures necessary for VGPC's operations; (c) to alleviate operational problems arising from overdeliveries or underdeliveries by ALCOA in violation of this Agreement; and (d) to prevent damage to a storage field.

    9.2 Upon the issuance of an OFO, VGPC shall notify ALCOA through notice by telephone, confirmed by fax two (2) hours prior to the start of the OFO.

    9.3 Upon the issuance of an OFO, ALCOA must take the actions set forth in the OFO, which may include, but are not limited to, reducing its withdrawals from storage.

                                    ARTICLE X

                               SUCCESSORS AND ASSIGNS

   10.1 This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto. Either party may freely assign this Agreement to a company with which it is affiliated or which it controls, is controlled by, or is under common control with, or any party succeeding to substantially all the interests of ALCOA or VGPC provided that the successor entity is no less creditworthy than the assignor and is committed to, and capable of, performing its obligation under this Agreement. All other assignments shall be subject to the prior written consent of the party not assigning, such approval not to be unreasonably withheld. Either party hereto shall have the right to pledge or mortgage its respective rights hereunder for security of its indebtedness without the written consent of the other party.

                                    ARTICLE XI

                                   MISCELLANEOUS


   11.1 This Agreement constitutes the entire Agreement between the parties and no waiver by VGPC or ALCOA of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

   11.2 The laws of the Commonwealth of Virginia shall govern the validity, construction, interpretation, and effect of this Agreement.

   11.3 No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties.

   11.4 Exhibit A attached to this Agreement constitutes a part of this Agreement and is incorporated herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by the parties' duly authorized officers.


Attest:             ALCOA

                      By: /s/ illegible
                         --------------------
ILLEGIBLE
                      Its: Vice President
                          -------------------

Attest:             VIRGINIA GAS PIPELINE COMPANY

                      By: /s/ M. L. Edwards
                         --------------------
ILLEGIBLE
                      Its: President
                          -------------------

                                    EXHIBIT A

   to that certain Gas Storage Agreement dated June 30, 1997 by and between

                                      ALCOA
                                       and
                           VIRGINIA GAS PIPELINE COMPANY

Delivery Points:

    1.   Saltville receipt/delivery point, Smyth County, Virginia.
         For injections: ETNG Meter Number 759766; for withdrawals:
         ETNG Meter Number 759777.
    2. Early Grove receipt/delivery point, Washington County, Virginia. For injections: ETNG Meter Number 759147; for withdrawals:
         ETNG Meter Number 759009.
    3.   Dickenson #2 receipt point, Dickenson County, Virginia.
         For withdrawals only, ETNG Meter Number 759321.


Maximum Daily Injection Quantity, in dth:

870 Dth

Maximum Daily Withdrawal Quantity, in dth:

1,740 Dth